UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 29, 2005 (September 27, 2005)

Date of Report (Date of earliest event reported)

Gevity HR, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-22701	65-0735612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 301 Boulevard West

Bradenton, Florida 34205

(Address of principal executive offices and zip code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.02.       Results of Operations and Financial Condition.

See description in Item 8.01 below and Exhibit 99.1 filed herewith.

Item 8.01.	Other Events.

On September 28, 2005, Gevity HR, Inc. (the "Company") announced that the total number of client employees of the Company will have grown to over 134,000 employees at the end of the third quarter of 2005.

The Company also announced, as previously anticipated, that during the third quarter of 2005, the Company received approximately $53 million in cash related to a workers’ compensation premium refund from member insurance companies of American International Group, Inc.

In addition, the Company announced that on September 27, 2005, its Board of Directors authorized the repurchase of up to $50 million of the Company’s common stock. Stock repurchases under this program may be made at such times and in such amounts as the Company deems appropriate, based on a variety of factors including price, corporate and regulatory requirements and overall market conditions.

These announcements are contained in a press release filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2005

GEVITY HR, INC.

By:	/s/ Gregory M. Nichols
Name: Gregory M. Nichols
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 28, 2005.